EXHIBIT 99.1

ADP Reports Third Quarter Fiscal 2015 Results

  Total revenues from continuing operations increased 7% to $3.0 billion
  Diluted earnings per share from continuing operations increased 16% to $1.04 per share
  ADP acquired 7.5 million shares of its stock for treasury at a cost of $647 million in the quarter

ROSELAND, N.J., April 30, 2015 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its third quarter fiscal 2015 financial results. Compared to last year's third quarter, revenues from continuing operations grew 7% to $3.0 billion and pretax earnings grew 12% to $743 million. Growth in revenue and pretax earnings was negatively impacted two percentage points by unfavorable foreign currency translation. Pretax margin expanded 110 basis points in the quarter to 24.5%, which included a negative impact of about 20 basis points from the client funds extended investment strategy.

Diluted earnings per share from continuing operations increased 16% to $1.04, on a lower effective tax rate and fewer shares outstanding compared with last year's third quarter, and was negatively impacted about two cents from unfavorable foreign currency translation. Worldwide new business bookings, representing annualized recurring revenues anticipated from new orders, grew 6% compared with a strong performance in last year's third quarter.

"ADP had another successful quarter as we continue to help our clients maximize their investments in their people," said Carlos Rodriguez, president and chief executive officer, ADP. "Our results are directly attributable to the continued focus and dedication of ADP teams around the world that are driving our HCM strategy."

"ADP delivered a solid quarter of revenue and earnings growth despite pressure from unfavorable foreign currency translation, and I am pleased with the margin expansion in our business segments," said Jan Siegmund, chief financial officer, ADP. "ADP continues its shareholder friendly actions, and through the third quarter of fiscal 2015 has repurchased 13.3 million shares at a cost of $1.1 billion, reflecting our continued commitment to return excess cash to shareholders."

Third Quarter 2015 Segment Results

Employer Services – Employer Services offers a comprehensive range of HCM and business outsourcing solutions.

  Employer Services revenues increased 5% compared to last year's third quarter, and were negatively impacted by three percentage points from unfavorable foreign currency translation.
  The number of employees on ADP clients' payrolls in the United States increased 3.1% for the quarter when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.
  Employer Services client revenue retention declined about 50 basis points compared to last year's third quarter, but on a fiscal year-to-date basis remains at record levels.
  Employer Services pretax margin increased approximately 190 basis points compared to last year's third quarter resulting from increased operating scale and productivity.

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions through a co-employment relationship.

  PEO Services revenues increased 15% for the third quarter compared to last year's third quarter.
  PEO Services pretax margin increased approximately 150 basis points compared to last year's third quarter, primarily driven by sales productivity and operating efficiencies.
  Average worksite employees paid by PEO Services increased 13% for the quarter to approximately 369,000.

Interest on Funds Held for Clients

The safety, liquidity and diversification of ADP clients' funds are the foremost objectives of the company's investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

  For the third quarter, interest on funds held for clients increased 1% to $101 million from $100 million a year ago.
  Average client funds balances increased 4% in the third quarter to $26.2 billion compared to $25.2 billion a year ago.
  The average interest yield on client funds was 1.5% in the third quarter and was down slightly compared to a year ago.

Fiscal 2015 Outlook

ADP now anticipates full-year fiscal 2015 revenue growth of approximately 7% compared with the prior forecast of 7% to 8% due to negative pressure from foreign currency translation which is expected to impact full year revenue growth by about two percentage points. Diluted earnings per share from continuing operations is now expected to grow about 14% from $2.58 in fiscal 2014 compared with the prior forecast of 12% to 14%.

This forecast anticipates at least 75 basis points of pretax margin expansion from 18.4% in fiscal 2014. ADP now anticipates an effective tax rate of 33.7% compared with the prior forecast of 34.2%. Worldwide new business bookings are still anticipated to grow about 10%.

Reportable Segments Fiscal 2015 Forecast

  For the Employer Services segment, ADP still anticipates revenue growth of approximately 5% which includes an expected negative impact of about two percentage points from foreign currency translation. ADP now anticipates Employer Services pretax margin expansion of about 125 basis points compared with our prior forecast of about 100 basis points.
  ADP anticipates an increase in pays per control of about 3.0% for the year compared with the prior forecast of 2.0% to 3.0%.
  For the PEO Services segment, ADP now anticipates approximately 16% revenue growth compared with the prior forecast of 15% to 17%. PEO pretax margin is anticipated to expand about 100 basis points.

Interest on Funds Held for Clients, Interest Income on Corporate Funds Fiscal 2015 Forecast

The interest assumptions in ADP's forecasts are based on Fed Funds futures contracts and forward yield curves as of April 28, 2015. The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts do not anticipate an increase in the Fed Funds target rate during fiscal 2015. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of April 28, 2015 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively. ADP has updated the forecast for interest on funds held for clients and the client funds extended investment strategy to include an expected negative impact from foreign currency translation. The updated forecast is outlined below.

  Interest on funds held for clients is now expected to increase about $5 million, or 1%. This compares to the prior forecast of an increase of $5 to $15 million, or 1% to 4%. This is based on anticipated growth in average client funds balances of 5% to $21.7 billion, partially offset by a decrease of up to 10 basis points in the expected average interest yield to about 1.7%.
  The total contribution from the client funds extended investment strategy is also expected to increase about $5 million compared to the prior forecast of an increase of $5 to $15 million.

Investor Webcast Today

ADP will host a conference call for financial analysts today, Thursday, April 30, 2015 at 8:30 a.m. EDT. The conference call will be webcast live on ADP's website at investors.adp.com and will be available for replay following the call. A slide presentation will be available shortly before the webcast.

Supplemental financial information including schedules of quarterly and full year revenues and pretax earnings by reportable segment for fiscal years 2013 and 2014 and the first three quarters of fiscal 2015, as well as details of the first three quarters of fiscal 2015 results from the client funds extended investment strategy, are posted to ADP's website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP

Employers around the world rely on ADP® (Nasdaq: ADP) for cloud-based solutions and services to help manage their most important asset – their people.  From human resources and payroll to talent management and benefits administration, ADP brings unmatched depth and expertise in helping clients build a better workforce.  A pioneer in Human Capital Management (HCM) and business process outsourcing, ADP serves more than 625,000 clients in more than 100 countries.   ADP.com

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2015	2014	2015	2014
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 2,185.6	$ 2,077.6	$ 6,025.7	$ 5,725.2
Interest on funds held for clients	101.4	100.1	282.7	278.6
PEO revenues (A)	744.7	647.4	1,958.4	1,677.0
Total revenues	3,031.7	2,825.1	8,266.8	7,680.8

Expenses:
Costs of revenues:
Operating expenses	1,484.7	1,395.9	4,234.0	3,945.2
Systems development & programming costs	150.7	139.5	446.3	410.6
Depreciation & amortization	52.6	50.3	156.6	149.3
Total costs of revenues	1,688.0	1,585.7	4,836.9	4,505.1

Selling, general & administrative expenses	608.2	585.3	1,776.4	1,701.9
Interest expense	0.8	0.9	4.9	4.7
Total expenses	2,297.0	2,171.9	6,618.2	6,211.7

Other income, net	(7.9)	(7.6)	(47.6)	(57.2)

Earnings from continuing operations before income taxes	742.6	660.8	1,696.2	1,526.3

Provision for income taxes	250.6	227.6	572.2	514.1

Net earnings from continuing operations	$ 492.0	$ 433.2	$ 1,124.0	$ 1,012.2

Earnings from discontinued operations before income taxes	(2.4)	125.6	60.7	318.4

Provision for income taxes	—	37.2	68.4	103.5

Net (loss)/earnings from discontinued operations	$ (2.4)	$ 88.4	$ (7.7)	$ 214.9

Net earnings	$ 489.6	$ 521.6	$ 1,116.3	$ 1,227.1

Basic Earnings Per Share from Continuing Operations	$ 1.05	$ 0.90	$ 2.37	$ 2.11
Basic (Loss)/Earnings Per Share from Discontinued Operations	(0.01)	0.18	(0.02)	0.45
Basic Earnings Per Share	$ 1.04	$ 1.09	$ 2.35	$ 2.56

Diluted Earnings Per Share from Continuing Operations	$ 1.04	$ 0.90	$ 2.35	$ 2.09
Diluted (Loss)/Earnings Per Share from Discontinued Operations	(0.01)	0.18	(0.02)	0.44
Diluted Earnings Per Share	$ 1.03	$ 1.08	$ 2.33	$ 2.54

Dividends declared per common share	$ 0.490	$ 0.480	$ 1.460	$ 1.395

Components of other income, net:
Interest income on corporate funds	$ (7.2)	$ (6.1)	$ (43.9)	$ (40.7)
Realized gains on available-for-sale securities	(1.0)	(2.2)	(3.6)	(19.7)
Realized losses on available-for-sale securities	0.3	0.7	1.3	3.2
Gain on sale of notes receivable	—	—	(1.4)	—
Total other income, net	$ (7.9)	$ (7.6)	$ (47.6)	$ (57.2)

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $7,018.9 million and $6,396.8 million for the three months ended March 31, 2015 and 2014, respectively, and $19,972.5 million and $17,484.4 million for the nine months ended March 31, 2015 and 2014, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	March 31,	June 30,
	2015	2014
Assets
Cash and cash equivalents/Short-term marketable securities (B)	$ 1,835.5	$ 3,618.1
Other current assets	2,254.8	2,194.4
Assets of discontinued operations	--	2,409.7
Total current assets before funds held for clients	4,090.3	8,222.2
Funds held for clients	28,702.5	19,258.0
Total current assets	32,792.8	27,480.2

Long-term marketable securities	29.2	54.1
Property, plant and equipment, net	646.0	667.7
Other non-current assets	3,639.3	3,857.8
Total assets	$ 37,107.3	$ 32,059.8

Liabilities and Stockholders' Equity
Obligations under commercial paper borrowings (B)	$ --	$ 2,173.0
Other current liabilities	2,386.4	2,447.0
Liabilities of discontinued operations	--	581.2
Client funds obligations	28,328.3	18,963.4
Total current liabilities	30,714.7	24,164.6

Long-term debt	9.7	11.5
Other non-current liabilities	1,204.8	1,213.5
Total liabilities	31,929.2	25,389.6

Total stockholders' equity	5,178.1	6,670.2
Total liabilities and stockholders' equity	$ 37,107.3	$ 32,059.8

(B) As of June 30, 2014, $2,015.8 million of short-term marketable securities and $183.8 million of cash and cash equivalents are related to the company's outstanding commercial paper borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2015	2014	Change	% Change
Revenues from continuing operations
Employer Services	$ 2,474.7	$ 2,350.9	$ 123.8	5%
PEO Services	748.5	650.8	97.7	15%
Other	(191.5)	(176.6)	(14.9)	n/m
Total revenues from continuing operations	$ 3,031.7	$ 2,825.1	$ 206.6	7%

Pre-tax earnings from continuing operations
Employer Services	$ 934.3	$ 842.3	$ 92.0	11%
PEO Services	80.6	60.6	20.0	33%
Other	(272.3)	(242.1)	(30.2)	n/m
Total pre-tax earnings from continuing operations	$ 742.6	$ 660.8	$ 81.8	12%

Pre-tax margin
Employer Services	37.8%	35.8%	1.9%
PEO Services	10.8%	9.3%	1.5%
Other	n/m	n/m	n/m
Total pre-tax margin	24.5%	23.4%	1.1%

	Nine Months Ended
	March 31,
	2015	2014	Change	% Change
Revenues from continuing operations
Employer Services	$ 6,743.7	$ 6,396.1	$ 347.6	5%
PEO Services	1,969.3	1,686.9	282.4	17%
Other	(446.2)	(402.2)	(44.0)	n/m
Total revenues from continuing operations	$ 8,266.8	$ 7,680.8	$ 586.0	8%

Pre-tax earnings from continuing operations
Employer Services	$ 2,145.9	$ 1,961.6	$ 184.3	9%
PEO Services	226.0	172.0	54.0	31%
Other	(675.7)	(607.3)	(68.4)	n/m
Total pre-tax earnings from continuing operations	$ 1,696.2	$ 1,526.3	$ 169.9	11%

Pre-tax margin
Employer Services	31.8%	30.7%	1.2%
PEO Services	11.5%	10.2%	1.3%
Other	n/m	n/m	n/m
Total pre-tax margin	20.5%	19.9%	0.6%

	Three Months Ended
	March 31,
Earnings per share information:	2015	2014	Change	% Change
Net earnings from continuing operations	$ 492.0	$ 433.2	$ 58.8	14%
Net earnings	$ 489.6	$ 521.6	$ (32.0)	(6)%

Basic weighted average shares outstanding	470.3	478.9	(8.6)	(2)%
Basic earnings per share from continuing operations	$ 1.05	$ 0.90	$ 0.15	17%
Basic earnings per share	$ 1.04	$ 1.09	$ (0.05)	(5)%

Diluted weighted average shares outstanding	474.0	483.0	(9.0)	(2)%
Diluted earnings per share from continuing operations	$ 1.04	$ 0.90	$ 0.14	16%
Diluted earnings per share	$ 1.03	$ 1.08	$ (0.05)	(5)%

	Nine Months Ended
	March 31,
Earnings per share information:	2015	2014	Change	% Change
Net earnings from continuing operations	$ 1,124.0	$ 1,012.2	$ 111.80	11%
Net earnings	$ 1,116.3	$ 1,227.1	$ (110.80)	(9)%

Basic weighted average shares outstanding	475.1	479.1	(4.0)	(1)%
Basic earnings per share from continuing operations	$ 2.37	$ 2.11	$ 0.26	12%
Basic earnings per share	$ 2.35	$ 2.56	$ (0.21)	(8)%

Diluted weighted average shares outstanding	478.3	483.4	(5.1)	(1)%
Diluted earnings per share from continuing operations	$ 2.35	$ 2.09	$ 0.26	12%
Diluted earnings per share	$ 2.33	$ 2.54	$ (0.21)	(8)%

	Three Months Ended
	March 31,
Key Statistics:	2015	2014
Internal revenue growth:
Employer Services	5%	6%
PEO Services	15%	15%

Employer Services:
Change in pays per control - U.S.	3.1%	2.8%
Change in client revenue retention percentage - worldwide	(0.5) pts	0.8 pts
Employer Services/PEO new business bookings growth - worldwide	6%	14%

PEO Services:
Paid PEO worksite employees at end of period	371,000	330,000
Average paid PEO worksite employees during the period	369,000	328,000

	Nine Months Ended
	March 31,
Key Statistics:	2015	2014
Internal revenue growth:
Employer Services	5%	7%
PEO Services	17%	14%

Employer Services:
Change in pays per control - U.S.	3.0%	2.8%
Change in client revenue retention percentage - worldwide	0.1 pt	0.1 pt
Employer Services/PEO new business bookings growth - worldwide	11%	8%

PEO Services:
Paid PEO worksite employees at end of period	371,000	330,000
Average paid PEO worksite employees during the period	356,000	312,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	March 31,
	2015	2014	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.8	$ 1.4	$ 0.3	23%
Corporate extended	1.1	0.8	0.3	31%
Total corporate	2.9	2.3	0.6	26%
Funds held for clients	26.2	25.2	1.0	4%
Total	$ 29.1	$ 27.5	$ 1.6	6%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.6%	0.9%
Corporate extended	1.6%	1.6%
Total corporate	1.0%	1.2%
Funds held for clients	1.5%	1.6%
Total	1.5%	1.6%

Net unrealized gain position at end of period	$ 376.3	$ 254.8

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 1.0	$ 0.7
U.S. & Canadian reverse repurchase agreement borrowings	0.1	0.2
	$ 1.1	$ 0.8

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.7%	0.9%

Interest on funds held for clients	$ 101.4	$ 100.1	$ 1.3	1%
Corporate extended interest income (C)	4.4	3.4	1.0	30%
Corporate interest expense-short-term financing (C)	(0.5)	(0.5)	--	4%
	$ 105.3	$ 103.0	$ 2.3	2%

	Nine Months Ended
	March 31,
	2015	2014	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.9	$ 1.3	$ 0.5	38%
Corporate extended	2.8	2.7	0.1	4%
Total corporate	4.7	4.1	0.6	15%
Funds held for clients	21.5	20.4	1.2	6%
Total	$ 26.2	$ 24.4	$ 1.8	7%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.6%	0.9%
Corporate extended	1.7%	1.6%
Total corporate	1.3%	1.4%
Funds held for clients	1.7%	1.8%
Total	1.7%	1.8%

Net unrealized gain position at end of period	$ 376.3	$ 254.8

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 2.4	$ 2.4
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.4
	$ 2.8	$ 2.7

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.6%

Interest on funds held for clients	$ 282.7	$ 278.6	$ 4.1	1%
Corporate extended interest income (C)	35.7	33.3	2.5	7%
Corporate interest expense-short-term financing (C)	(3.9)	(3.5)	(0.3)	(10)%
	$ 314.5	$ 308.3	$ 6.2	2%

(C) While "Corporate extended interest income" and "Corporate interest expense-short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

	Three Months Ended
	March 31,
	2015	2014

Corporate extended interest income	$ 4.4	$ 3.4
All other interest income	2.8	2.7
Total interest income on corporate funds	$ 7.2	$ 6.1

Corporate interest expense - short-term financing	$ 0.5	$ 0.5
All other interest expense	0.3	0.4
Total interest expense	$ 0.8	$ 0.9

	Nine Months Ended
	March 31,
	2015	2014

Corporate extended interest income	$ 35.7	$ 33.3
All other interest income	8.2	7.4
Total interest income on corporate funds	$ 43.9	$ 40.7

Corporate interest expense - short-term financing	$ 3.9	$ 3.5
All other interest expense	1.0	1.2
Total interest expense	$ 4.9	$ 4.7

Safe Harbor Statement

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in, or interpretations of, existing legislation or regulations, or compliance with new legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit rating and the impact on our funding costs and profitability; vulnerability to security breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 should be considered in evaluating any forward-looking statements contained herein.

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